Exhibit 99.5

CONNECT INTERNAL TALKING POINTS & FAQs

CONNECT INTERNAL TALKING POINTS

Confidential for Internal Use Only

FOR CONNECT LEADERS

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The board has decided to sell the Connect business to Advent International—one of the largest and most experienced global private equity investors—instead of spinning off Connect as a separate publicly-traded company.

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After filing the Form 10, we received interest in buying the Connect business. Advent did thorough due diligence and is excited to help build the future for Connect. The sale to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates real certainty for our people, our clients and all other stakeholders.

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Already well on our way to becoming two standalone companies, Connect will create and define the next century of consumer and market measurement. This acquisition serves as validation of our promise, our people, our technology, our reputation, and our ability to grow.

•	Nielsen Global Connect will be officially renamed NielsenIQ in early 2021, and will have a 20 year license to use the name Nielsen.

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This changes very little about the herculean and terrific work done by so many to pursue a spin-off. We are already well-prepared to thrive as standalone businesses and will be able to execute a smooth transaction.

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Anticipating the dynamic and increasingly digital needs of the retail and consumer goods industry has never been more important. We’ve made great strides in revolutionizing our technology and service to bring clients faster, deeper and more relevant insights.

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Connect has done the hard work to roll out a cutting-edge platform that has received great client and industry feedback. Adding Advent’s technology expertise will build on this momentum to strengthen our ability to deploy and scale solutions with increased speed and reliability. We are incredibly excited about this opportunity for the Connect business.

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David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Jim Peck and Advent have confidence in our management team. David will be working closely with Jim and Advent as we work to complete the transaction and begin our new chapter as an independent company.

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In August 2020, Advent announced a partnership with Jim Peck, former Chief Executive Officer of TransUnion, to acquire businesses with growth potential in the data, analytics and information services space.

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Advent plans to run Connect as a privately held company and is very excited about the business. They see the potential of this incredible organization and its people. Most importantly, they are committed to investments that will accelerate our plans and ensure we achieve the promise of our vision sooner, which will yield significant benefits for us, our clients, and our partners.

○	Becoming a privately held company will allow the Connect business the opportunity to invest and grow outside the scrutiny of the public markets.

•	Jim Peck is a well-known executive who has a proven track record for growing information services businesses, delivering margin expansion and accelerating organic growth.

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You can read about Advent’s partnership with Peck in this release from August 2020. Peck is quoted, saying, “Businesses in the information and analytics services space continue to have significant growth potential. I am excited to partner with Advent ... to identify attractive, scaled investment opportunities that will create value through innovation-driven revenue growth and margin expansion.”

○	Advent and Peck have a keen interest in moving swiftly to invest in and grow the Connect business.

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Peck retired as the CEO of TransUnion in May 2019 and recently ended his role as board member and advisor. He joined TransUnion in 2012 when it was owned by Advent International and Goldman Sachs. As CEO, he led the company’s transformation into a market leader in innovation, driven by organic growth programs, tech re-platforming and over 15 strategic transactions. Peck led the company’s successful IPO in 2015, and during his tenure as CEO, TransUnion outperformed the market and increased in enterprise value from approximately $3 billion in 2012 to more than $16 billion in 2019.

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We are confident that Advent and Peck see value in the culture that we have built and the direction we plan to take as a standalone company. In this 2016 interview with Chicago Tribune, Peck said, “I view it as my job to have the most motivated and engaged team. So when I go to bed at night I worry that we’re providing the right environment for them to be productive … Are we motivating them, giving them the challenges that are going to keep them engaged?”

•	Jim Peck is personally committed to the transaction and excited about our business’ success.

•	We expect the deal to finalize in the second quarter of 2021 after a shareholder vote and customary closing conditions. Until then, Connect will remain a part of the Nielsen Holdings company.

•	You can find more information about today’s announcement in the press release.

•	We will be holding our Q3 global town hall with David Kenny and David Rawlinson on November 2 at 9:30 AM ET, where we will provide additional information and discuss our vision for the future.

•	For now, let’s focus on delivering the exceptional products our clients have come to expect from Nielsen.

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Commercial teams, we know your clients may have questions about this announcement. Please refer to these client talking Points and FAQs to help guide your discussions and raise any concerns to your business leader.

CONNECT INTERNAL FAQs

Confidential for Internal Use Only

Q:	What is Advent?

•	Advent International is a global private equity firm focused on buyouts of companies in Western and Central Europe, North America, Latin America and Asia.

Q:	Will Connect merge with Advent International?

•	No, Advent International is a global private equity firm and Connect will operate as an independent business.

Q:	Is the entire Connect organization (global) being sold to Advent?

•	Yes, the full global business Connect is being sold, with all people and other assets, within the same global footprint.

Q:	Why is this happening so close to the end of our separation planning?

•	We received acquisition interest in Connect after the Form 10 was filed, and that interest resulted in a transaction that the company found compelling.

•	This process involved extensive evaluation and deliberation.

•	Additionally, Advent was able to see how well-prepared we are to operate independently thanks to the hard work of many of you.

Q:	Why did we ultimately decide that this was the right option?

•	After thorough deliberation, the Board determined that selling Global Connect to Advent International best positions both Connect and Media for long term success.

•	This transaction will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders.

Q:	Will this change our plans to separate?

•	Not very much. The biggest difference is that instead of being publicly traded, we will be a private company.

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We are already well-prepared to operate as a standalone business. None of the work we have done to prepare for separation will be undone, including the designation of employees to either Connect or Media. Any changes to the separation timeline will be communicated as far in advance as possible.

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We expect this transaction to close in the second quarter of 2021, we will remain part of Nielsen Holdings until that time. Some specific separation milestone dates may change as the transaction closing date draws nearer.

Q:	What are the benefits of this choice?

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We are incredibly excited about this opportunity for the Connect business. Anticipating the dynamic and increasingly digital needs of the retail and consumer goods industry has never been more important. This acquisition serves as validation of our promise, our brand, our people, and our ability to grow.

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Advent plans to run Connect as a privately held company and is very excited about the business. They see the potential of this incredible organization and its people. Most importantly, they are committed to investing to accelerate our plans and ensuring we achieve the promise of our vision sooner, which will yield significant benefits for us, our clients and our partners

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The transaction will also allow Nielsen Media, which will be known as Nielsen following the close of the deal, to significantly reduce debt and will provide added financial flexibility for the go-forward company.

Q:	Will David Rawlinson continue to lead Connect?

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David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Jim Peck and Advent have confidence in our management team. David will be working closely with Jim and Advent as we work to complete the transaction and begin our new chapter as an independent company.

Q:	How does this impact the Media business?

•	The Global Media business will remain a publicly traded company under the Nielsen name and ticker symbol NLSN.

•	The sale of Global Connect will enable the Media business to significantly pay down debt and provide more financial flexibility going forward.

Q:	How long will this take?

•	We expect the deal to finalize in the second quarter of 2021 after a shareholder vote and other customary closing conditions.

Q:	Is the Connect Business performing well right now?

•	Nielsen Global Connect continues to deliver solid results and has substantial operating cash flow.

•	Advent sees great potential in the Connect business, and they are committed to investing in our growth.

Q:	When will Connect hear from the new owners?

•	There are no dates currently set for Connect to hear directly from Advent. However, as soon as we know, we will communicate that information to you.

Q:	Will Advent be cutting jobs and costs?

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Aside from actions taken in the ordinary course of business, Advent has committed to maintaining Connect employees’ terms and conditions of employment in the first year after closing. Every Connect employee should continue working “business as usual” and know that the scope of your role remains unchanged.

•	Connect will operate as a standalone private company.

•	Advent has done their due diligence on our company and understands our structure, the way we work and our strategic focus areas.

Q:	Is Connect being taken private as a “turnaround,” like in the early 2000s with the goal of being made a public company again at some point in time?

•	At this point in time, there is no specific, long-term plan regarding Nielsen Connect’s private or public status.

Q:	Will my benefits change?

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It’s premature to speculate on this. Until the transaction closes, your benefits will remain the same. For those in the U.S., please do not forget that open enrollment begins this October 26 and ends on November 6, which is earlier than Media.

Q:	What should I say to my clients?

•	Until the pending transaction receives all necessary approvals and closes, our work should continue to be “business as usual.”

•	We have made subtle changes to the separation client communication toolkit. Our focus will continue to be a seamless transition as we become a standalone company.

•	Full client talking Points and FAQs.

Q:	What should I say to people who have just joined Nielsen or to those who have started the recruiting process?

•	Our board has decided to sell the Nielsen Global Connect business, the consumer portion of NIelsen to Advent International—one of the largest and most experienced global private equity investors.

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We have been preparing to be two individual companies for the past year. This changes very little about that separation process. More importantly, it does not change your recruitment/how valuable you are to the team as a new hire.

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Advent sees the potential of our organization and people. Most importantly, they are committed to investing to accelerate our plans and ensure we achieve the promise of our vision sooner, which will yield significant benefits for our associates, our clients and our partners.

Q:	What will happen to my stock?

•	We will be following up on questions regarding stock ownership.

Q:	With the money earned from the sale, will we be able to fund merit increases for 2021? How about bonuses?

•	We plan to resume our normal merit processes for 2021. As previously mentioned, we will have a bonus program in 2021 and the 2020 bonus program remains intact.

Q:	How does this affect our offices post-Covid? I received notifications about my office closing/sharing space with Connect/etc. Will that change?

•	It won’t. Over the past several months a cross-functional team has worked to ensure that both Media and Connect have the office space needed to operate as independent companies.

•	For locations where we have shared offices, the team has ensured both companies will operate independently and have/will allocate specific areas for each business.

•	Local facilities teams will communicate relevant information to you.

SEC Legend

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global risks related to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.